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Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
ebix.com, Inc.

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 26, 2000, included in ebix.com, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Chicago, Illinois
July 2, 2001

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS